UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

___________

FORM 8-K

___________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date Of Earliest Event Reported): September 25, 2014

Entia Biosciences, Inc.

 (Exact name of registrant as specified in charter)

Commission File Number:  000-52864

Nevada	26-0561199
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

13565 SW Tualatin-Sherwood Rd. #800 Sherwood, OR 97140	98648
(Address of principal executive offices)	(Zip Code)

(503) 334-3575
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Effective October 31, 2014, Entia Biosciences, Inc., entered into an Accord, Satisfaction and Release Agreement with Corporate Finance Resources, Inc. (CFR) and Jeffrey Anthony under which CFR and Jeffrey Anthony agreed to fully release and discharge Entia from all claims, debts and obligations arising from the Investment Banking and Business Development Agreement dated June 14, 2014 and the Consulting dated April 27, 2012 between the Parties which were the subject of a demand for arbitration by CFR and Anthony filed on August 28, 2014 in return for the issuance of certain equity securities and adjustments to other equity securities.  In return for the release and discharge of the claims, debts and obligations under the agreements above and the dismissal without prejudice of the arbitration filing, Entia agreed to issue 250,000 shares of common stock to Anthony valued at $0.30 per share, fully vest the 300,000 stock options previously granted to Anthony and adjust the exercise price of those options to $0.30 per share, as well as canceling all 345,570 warrants granted to CFR and replace them with the issuance of a seven year warrant to purchase 345,570 shares of common stock at $0.30 per share.

On November 3, 2014 Entia entered into an Promissory Note Extension agreement with Philip Sobol, M.D., a director of Entia, under which the Promissory Note issued on June 30, 2014 in the principal amount of $15,000 with no interest maturing on October 31, 2014 and convertible into common stock at $0.50 per share was modified to extend the maturity date to November 3, 2015 and reduce the conversion rate of the Note from $0.50 per share to $0.30 per share.  In return for the extension, Entia agreed to issue Dr. Sobol a seven year warrant to purchase 15,000 shares of common stock exercisable at $0.20 per share and to reduce the exercise price from $0.50 to $0.30 per share the five year warrant to purchase 15,000 shares of common stock issued to Dr. Sobol on June 30, 2014 in conjunction with the original promissory note.

Item 2.01.  Completion of Acquisition or Disposition of Assets

On September 25, 2014 Marvin S. Hausman, the CEO, Acting CFO and Chairman of Entia Biosciences, Inc., elected to convert $648,879 of accrued salary pursuant to his employment agreement into 2,162,930 shares of common stock at $0.30 per share.

On September 25, 2014 Devin Andres, COO of Entia Biosciences, Inc., elected to convert $128,892 accrued salary pursuant to his employment agreement into 429,640 shares of common stock at $0.30 per share.

Item 3.02.  Unregistered Sales of Equity Securities

See disclosure above under Item 2.01.  The shares issued to Marvin S. Hausman, M.D. and Devin Andres were exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01.  Exhibits.  Financial Statements and Exhibits

(c)	Exhibits

10.1

Accord, Satisfaction and Release Agreement between Entia Biosciences, Inc., Corporate Finance Resources, Inc. (CFR) and Jeffrey Anthony dated October 31, 2014

10.2

Promissory Note Extension between Entia Biosciences, Inc. and Philip Sobol, M.D. dated November 3, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTIA BIOSCIENCES, INC. (Registrant)

Date: November 14, 2014	By:	/s/ Marvin S. Hausman, M.D.
Marvin S. Hausman, M.D. CEO